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Skystar Bio-Pharmaceutical Announces Revenue of $20.9 Million For Third Quarter Fiscal Year 2011

Revenues up 12.6%; Net Income up 16.2%;
EPS of $1.08 Per Basic and Fully Diluted Share

XI’AN, CHINA – November 14, 2011 -- - Skystar Bio-Pharmaceutical Company (NASDAQ:SKBI) ("Skystar" or the "Company"), a China-based manufacturer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, today reported unaudited third quarter fiscal year 2011 earnings, for the period ended September 30, 2011.

Third Quarter 2011 Highlights
•	Revenue increases 13% YoY to record $20.9 million
•	Veterinary vaccines totaled $0.9 million, up 14% YoY
•	Veterinary medicines totaled $13.0 million, up 5% YoY
•	Feed additives totaled $1.0 million, up 43% YoY
•	Micro-organism products totaled $6.0 million, up 28% YoY
•	Gross margin of 52% for the third quarter of fiscal 2011 as compared to 54% in the year ago period
•	GAAP net income up 16% to $7.7 million or $1.08 per fully diluted share, compared with net income of $6.6 million or $0.93 per fully diluted share in the year ago period
•	Fiscal 2011 top line revenue guidance range remains at $52.0 million to $55.0 million

Nine Month 2011 Highlights
•	Net revenue increases 17% YoY to $37.0 million
•	Gross margin of 51% for the nine months of fiscal 2011 as compared to 54% in the year ago period
•	GAAP net income up 10% to $11.1 million or $1.56 per fully diluted share, compared with GAAP net income of $10.1 million or $1.42 per fully diluted share in the year ago period

Mr. Weibing Lu, Skystar Bio-Pharmaceutical’s chairman and chief executive officer, commented, “Skystar is pleased to report strong third quarter results in its seasonally stronger half of the fiscal year. Skystar anticipates meeting our revised top line revenue guidance of $52 million to $55 million for fiscal 2011.

“China’s inflationary slowdown was helpful to Skystar recording record revenues for the quarter. In addition to the curbing of inflation, China’s government has instituted policies that have benefitted Skystar such as a increasing farmers’ subsidies in exchange for keeping the cost of food stable.

“While changing inflationary policies have been both beneficial and detrimental to Skystar from quarter to quarter, the Company maintains a simple and effective business strategy of steadily growing organic revenue while building out the necessary infrastructure for future expansion. In the period the Company continued these efforts by expanding its footprint into remote areas of China as well as increasing the number of products that it is selling.

"As of current, Skystar’s distribution network includes 2,345 independent distribution agents; 1,059 direct customers; and 360 franchised stores selling and marketing 284 products. For the year to date, Skystar has increased its number of distribution agents by 386 and number of direct customer by 315.

“Additionally Skystar’s expansion of its manufacturing facilities is progressing as planned. The updates to the Huxian facility which will increase production capacity of the Skystar’s vaccine lines awaits GMP certification which is expected to be initiated by the end of the calendar year.  We continue to also work on the retooling of Skystar’s Kunshan facility which will principally manufacture our pro-biotic microorganism product line which is also expected to be completed by the end of the calendar year.  Skystar’s Jingzhou veterinary medicine manufacturing facility is currently in the process of completing its GMP re-certification which is under way and should be finished by the end of the calendar year. The GMP certificate is valid for five years and renewable thereafter.  Skystar’s manufacturing facilities are operating at near capacity and we look forward to the additional manufacturing capabilities once our new facilities are approved to come online for the upcoming fiscal 2012 year. In addition Skystar has created a YouTube page to showcase two of our facilities that are currently in operation and can be viewed here at http://www.youtube.com/user/SkystarIR.

Mr. Lu concluded, “Moving towards the completion of fiscal 2011, our cash position is adequate at $3.8 million to fund operations as of the end of the third quarter and should improve with collection of accounts receivables.  We also have lines of credit available as well as incoming accounts receivable payments.  As a result, we do not foresee any issues with liquidity through the end of fiscal 2011 and as we plan for the fiscal 2012 year.”

Financial Summary
Gross profit for third quarter 2011 was $10.8 million, up 8% from third quarter 2010. Gross margin for the period was 52%, in line with historical year over year comparables.

Operating expenses for third quarter 2011 were $1.9 million, or 9% of total revenue, compared with $2.2 million or 12% of total revenue in the year ago period.

Research and development costs, which consist of salaries, professional fees, and technical support fees, totaled roughly $91,000 for the period, as compared to roughly $208,000 for the three months ended September 30, 2010, a decrease of 56%.   The decrease was mainly due to the majority of the calendar year’s R&D expenses having been incurred in the first half year.

Selling expenses totaled roughly $1.2 million as compared to $709,000 for the comparable year ago period an increase of 66%.  This increase was primarily due higher shipping and handling costs related to delivering products to customers as we continue to expand our market to remote areas, in addition to inflationary pressure in China, which resulted in higher unit costs for transportation and delivery services.

G&A expenses totaled roughly $602,000, as compared to $1.3 million for the year ago period, a decrease of 53%.  The decrease was mainly due to having no acquisition costs incurred during the quarter while as compared to approximately $635,000 of asset acquisition costs related to the purchase of our Jingzhou facility in the comparable year ago period.

Operating income increased by 14% year over year to $9.0 million in the third quarter of fiscal year 2011, compared with $7.9 million in the same quarter a year ago, and operating margin remained steady at 43% compared to 42% compared from the year ago period.

Net income for the third quarter of 2011 was a record $7.7 million, or $1.08 per fully diluted share. This compares to net income of $6.6 million or $0.93 per fully diluted share in the same quarter of 2010.

As of September 30, 2011, Skystar had approximately $3.8 million in cash, current assets of $56.0 million and current liabilities of $14.1 million.

Conference Call & Webcast Information
Skystar will host a conference call at 7:45 a.m. ET on Tuesday, November 15, 2011 to review the Company’s third quarter and nine months financial and operational performance. Mr. Weibing Lu, Skystar Bio-Pharmaceutical chairman and chief executive officer, will host the call, which will be webcast live.

The webcast will be made available on the investor relations section of the Skystar corporate website at http://www.skystarbio-pharmaceutical.com or http://www.investorcalendar.com. Telephone access to the conference call will be available in North America by dialing +1 (877) 407-8031 or internationally by dialing +1 (201) 689-8031.

An audio replay of the conference call will be available approximately two hours following the conclusion of the call and for the following 30 day period. To access the replay in North America, dial +1 (877) 660-6853 or, when calling internationally, dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 383154. An archived replay of the conference webcast will also be available on investor relations section of the Skystar corporate website at http://www.skystarbio-pharmaceutical.com.
To be added to the Company's email distribution for future news releases, please send your request to skystar@grayling.com.

About Skystar Bio-Pharmaceutical Company
Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and over 284 products. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

Financial Tables Follow

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)

	For Three Months Ended September 30,		For Nine Months Ended September 30,
	2011	2010	2011	2010

REVENUE, NET	$20,903,063	$18,569,747	$37,086,158	$31,703,531

COST OF REVENUE	10,057,212	8,506,137	18,185,565	14,702,419

GROSS PROFIT	10,845,851	10,063,610	18,900,593	17,001,112

OPERATING EXPENSES:
Research and development	91,124	208,197	2,180,147	444,280
Selling expenses	1,174,928	709,188	2,154,158	1,312,132
General and administrative	602,248	1,281,731	2,412,339	2,899,315
Total operating expenses	1,868,300	2,199,116	6,746,644	4,655,727

INCOME FROM OPERATIONS	8,977,551	7,864,494	12,153,949	12,345,385

OTHER INCOME (EXPENSE):
Other income (expense), net	9,421	(28,265)	5,054	8,409
Interest income (expense), net	15,036	5,356	(54,265)	(12,436)
Change in fair value of warrant/purchase option liability	171,765	141,057	1,267,412	(18,269)
Total other income (expense), net	196,222	118,148	1,218,201	(22,296)

INCOME BEFORE PROVISION FOR INCOME TAXES	9,173,773	7,982,642	13,372,150	12,323,089

PROVISION FOR INCOME TAXES	1,446,112	1,334,843	2,205,267	2,200,648

NET INCOME	7,727,661	6,647,799	11,166,883	10,122,441

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	898,786	1,015,911	2,494,959	1,256,093

COMPREHENSIVE INCOME	$8,626,447	$7,663,710	$13,661,842	$11,378,534

EARNINGS PER SHARE:
Basic	$1.08	$0.93	$1.56	$1.43
Diluted	$1.08	$0.93	$1.56	$1.42

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	7,172,354	7,119,585	7,171,530	7,103,365
Diluted	7,172,354	7,147,124	7,174,668	7,116,520

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011 (Unaudited)	2010
ASSETS
CURRENT ASSETS:
Cash	$3,783,152	$5,887,831
Accounts receivable, net of allowance for doubtful accounts of $349,759 and $339,031 as of September 30, 2011 and December 31, 2010, respectively	9,772,146	4,977,850
Inventories	14,425,659	7,202,223
Deposits and prepaid expenses	26,590,556	17,074,000
Loans receivable	-	8,040,100
Other receivables	1,458,518	1,558,775
Total current assets	56,030,031	44,740,779

PLANT AND EQUIPMENT, NET	27,467,207	22,613,113

CONSTRUCTION-IN-PROGRESS	10,165,654	1,590,720

OTHER ASSETS:
Long-term prepayments	766,850	1,454,226
Long-term prepayments for acquisitions	222,230	4,806,352
Intangible assets, net	5,780,132	6,043,941
Total other assets	6,769,212	12,304,519
Total assets	$100,432,104	$81,249,131

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,383,984	$201,850
Other payable and accrued expenses	2,613,682	1,845,051
Short-term loans	3,358,881	3,025,884
Deposits from customers	1,425,373	1,260,030
Taxes payable	5,072,803	749,836
Shares to be issued to related parties	126,015	53,050
Due to related parties	130,218	217,912
Total current liabilities	14,110,956	7,353,613

OTHER LIABILITIES:
Deferred government grant	1,017,250	986,050
Warrant/purchase option liability	152,227	1,419,639
Total other liabilities	1,169,477	2,405,689
Total liabilities	15,280,433	9,759,302

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 50,000,000 shares authorized, No Series “A” shares authorized, 48,000,000 Series “B” shares authorized, No Series “B” shares issued and outstanding
Common stock, $0.001 par value, 40,000,000 shares authorized, 7,161,919 shares issued and outstanding as of September 30, 2011 and December 31, 2010	7,162	7,162
Paid-in capital	35,784,378	35,784,378
Statutory reserves	5,695,236	5,695,236
Retained earnings	36,014,173	24,847,290
Accumulated other comprehensive income	7,650,722	5,155,763
Total shareholders’ equity	85,151,671	71,489,829
Total liabilities and shareholders’ equity	$100,432,104	$81,249,131

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

	Nine months ended September 30,
	2011		2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income		$11,166,883	$10,122,441
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation		709,749	515,178
Amortization		432,098	125,591
Allowance for slow moving inventories		-	63,177
Common stock issued for services		-	16,245
Common stock to be issued to related parties for compensation		72,965	96,892
Change in fair value of warrant/purchase option liability		(1,267,412)	18,269
Change in operating assets and liabilities
Accounts receivable		(4,566,868)	(1,445,225)
Inventories		(6,890,055)	(10,699,989)
Deposits and prepaid expenses		(8,746,398)	(3,674,364)
Other receivables		147,323	(583,082)
Accounts payable		1,073,204	69,181
Other payables and accrued expenses		710,264	726,855
Deposits from customers		123,582	(370,290)
Taxes payable		4,234,408	2,458,008
Net cash used in operating activities		(2,800,257)	(2,561,113)

CASH FLOWS FROM INVESTING ACTIVITIES:
Long-term prepayments		(357,226)	-
Prepayment for acquisitions		-	(4,673,367)
Loans to third parties		(2,885,501)	(441,300)
Collection of loans to third parties		11,054,921	-
Purchases of plant and equipment		(58,560)	(2,527,188)
Purchases of intangible assets		(46,496)	(1,883)
Payments on construction-in-progress		(7,316,494)	(788,797)
Net cash provided by (used in) investing activities		390,644	(8,432,535)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans		3,277,016	1,799,621
Repayment of short-term loans		(3,043,340)	(330,975)
Repayment of shareholder and directors’ loans		-	(110,325)
Due (from) to related parties		4,960	(34,859)
Net cash provided by financing activities		238,636	1,323,462

EFFECT OF EXCHANGE RATE CHANGES ON CASH		66,298	3,272

DECREASE IN CASH		(2,104,679)	(9,666,914)

CASH, beginning of period		5,887,831	11,699,398

CASH, end of period		$3,783,152	$2,032,484

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest		$266,797	$11,368
Cash paid for income taxes		$1,271,193	$579,670
Non-cash investing and financing activities
Long-term prepayment transferred to construction-in-progress		$5,497,461	$-
Long-term prepayment transferred to intangible assets	$		$1,518,660
Long-term prepayment transferred to plant and equipment		$4,727,364	$1,931,720
Construction-in-progress transferred to plant and equipment		$-	$1,347,489
Cashless exercise of warrants		$-	$1,511,603
Issuance of common stock accrued in previous year		$-	$25,002
Expense paid through long-term prepayment		$-	$294,200

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(UNAUDITED)

						Accumulated
				Retained earnings		other
	Common stock		Paid-in	Statutory		comprehensive
	Shares	Amount	capital	reserves	Unrestricted	income	Total
BALANCE, January 1, 2011	7,161,919	$7,162	$35,784,378	$5,695,236	$24,847,290	$5,155,763	$71,489,829

Foreign currency translation	-	-	-	-	-	2,494,959	2,494,959
Net income	-	-	-	-	11,166,883	-	11,166,883

BALANCE, September 30, 2011	7,161,919	$7,162	$35,784,378	$5,695,236	$36,014,173	$7,650,722	$85,151,671

 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts:
Grayling Investor Relations
Christopher Chu
(646) 284-9426
Christopher.chu@grayling.com

Skystar Bio-Pharmaceutical Company
Scott Cramer Director - Director Corporate Development and U.S.   Representative
(407) 645-4433